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                                                       Exhibit 21
                          The Advest Group, Inc.

                           List of Subsidiaries

                                     Jurisdiction      Present
   Name                           Where Incorporated    Ownership

Advest, Inc.                      Delaware                   100%
   Advest Insurance Agency, Inc.  Massachusetts              100%
   Balanced Capital Services, Inc.                    Connecticut     100%

Advest Bank and Trust Company     Connecticut                100%
   A.B. Realty Corp.              Connecticut                100%

Advest Capital, Inc.              Connecticut                100%

Advest Properties, Inc.           Delaware                   100%

Advest Transfer Services, Inc.    Delaware                   100%

Bank Street Management Company    Connecticut                100%

Billings & Company, Inc.          Connecticut                100%
   Billings Management Co.        Connecticut                100%

Boston Security Counsellors, Inc. Massachusetts              100%

The Hannah Consulting Group, Inc. Connecticut                100%

Vercoe Insurance Agency, Inc.     Ohio                       100%








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